Exhibit 99.1
Chord Energy Reports Second Quarter 2025 Financial and Operating Results, Declares Base Dividend and Issues Updated Outlook
Houston, Texas — August 6, 2025 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today reported financial and operating results for the second quarter 2025.
Key Takeaways and Updates:
•Operational Excellence: Delivered net cash provided by operating activities and Adjusted Free Cash Flow (“Adjusted FCF”)(1) above expectations, driven by efficient execution and strong asset performance;
•Shareholder Returns: Returned over 90% of Adjusted FCF(1) to shareholders through the base dividend of $1.30 per share and share repurchases;
•Share Repurchases: Repurchased $55.0MM of common stock in 2Q25 at an average price of $90.80/share; repurchased $45.2MM subsequent to 2Q25 through August 1, 2025. Reduced share count -10% on a fully-diluted basis since the Enerplus closing;
•Operational Execution: Drilled four 4-mile laterals to date with costs below budget; accelerating 4-mile activity and now on track to turn-in-line (“TIL”) seven 4-mile laterals in FY25;
•Updated Outlook: Raised FY25 oil production guidance +500 Bopd and reduced capital -$20MM at the midpoint of guidance; on schedule to return a second completions crew in 4Q25; and
•Enhancing Adjusted FCF: Updated FY25 guidance implies a ~20% improvement in Adjusted FCF and ~25% improvement in Adjusted FCF per share vs. the February outlook (normalized for commodity pricing).
2Q25 Operational and Financial Highlights:
•Production: Volumes of 156.7 MBopd (281.9 MBoepd) exceeded the high-end of guidance;
•CapEx: E&P and other CapEx of $355.6MM was at the low-end of guidance;
•Cash Flow: Net cash provided by operating activities was $419.8MM, with a net loss of $389.9MM ($6.77/diluted share); and
•Adjusted EBITDA, Adjusted FCF and Adjusted Net Income: Adjusted EBITDA(1) was $547.2MM, Adjusted FCF(1) was $140.8MM and Adjusted Net Income(1) was $103.2MM ($1.79/diluted share).
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
“Chord Energy delivered another outstanding quarter driven by continued operational excellence,” said Danny Brown, Chord Energy’s President and Chief Executive Officer. “Free cash flow was above expectations, supporting continued high shareholder payouts. The Chord team demonstrated strong execution with better downtime, greater efficiency and solid well performance leading to an increase in our full-year production guidance and reduction in capital. Our premier Williston Basin position, built with a focus on disciplined capital allocation, early adoption of new technologies, and strategic M&A, puts Chord in a strong position to drive continuous improvement amidst persistent commodity volatility. We remain focused on optimizing capital allocation while operating in a safe and sustainable manner.”

2Q25 Operational and Financial Update:
The following table presents select 2Q25 operational and financial data compared to guidance released on May 6, 2025:

Metric	2Q25 Actual	2Q25 Guidance
Oil Volumes (MBopd)	156.7	153.0 – 156.0
NGL Volumes (MBblpd)	54.1	47.3 – 48.8
Natural Gas Volumes (MMcfpd)	425.9	408.5 – 421.5
Total Volumes (MBoepd)	281.9	268.3 – 275.0
E&P & Other CapEx ($MM)	$355.6	$355 – $385
Oil Discount to WTI ($/Bbl)	$(2.15)	$(3.05) – $(1.05)
NGL Realization (% of WTI)	9%	5% – 15%
Natural Gas Realization (% of Henry Hub)	32%	25% – 35%
LOE ($/Boe)	$10.02	$9.25 – $10.25
Cash GPT ($/Boe)(1)	$2.80	$2.65 – $3.15
Cash G&A ($MM)(1)	$21.7	$26.0 – $28.0
Production Taxes (% of Oil, NGL and Natural Gas Sales)(2)	7.3%	8.3% – 8.8%
Cash Interest ($MM)(1)	$18.6	$16.5 – $18.5
Cash Tax (% of Adjusted EBITDA)(3)	5.9%	2% – 9%

___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)2Q25 includes non-recurring reimbursements of $8.5MM.
(3)Cash taxes paid during the three months ended June 30, 2025 were $32.1MM, or 5.9% of Adjusted EBITDA. Guidance range based on NYMEX WTI between $55/Bbl – $75/Bbl.
Chord had 37 gross (29.3 net) operated TILs in 2Q25.
Return of Capital:
Chord declared a base dividend of $1.30 per share of common stock. The dividend will be payable on September 8, 2025 to shareholders of record as of August 21, 2025. Details regarding the Return of Capital calculation can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.

The Company repurchased 605,621 shares of common stock at a weighted average price of $90.80 per share totaling $55.0MM in 2Q25, representing 100% of shareholder returns after the base dividend. Subsequent to 2Q25, the Company repurchased 423,902 shares of common stock totaling $45.2MM through August 1, 2025. Shares issued and outstanding as of August 1, 2025 were 57.3MM (57.7MM on a fully-diluted basis), compared to 57.6MM (58.1MM on a fully-diluted basis) as of June 30, 2025.
Chord’s Board of Directors has authorized a new share repurchase program totaling $1B, which replaces the existing program.
2025 Outlook Update:
Chord is updating its FY25 guidance to reflect 1H25 performance and its latest projections. Chord remains on track to return a second completions crew to operations in 4Q25, given current oil prices. Chord has delivered production volumes and capital better than expectations in the first half of the year, reflecting solid execution, operational efficiencies, lower downtime and strong asset performance. Chord expects to generate Adjusted EBITDA of approximately $2.4B and Adjusted FCF of approximately $850MM at the midpoint of guidance (2H25 $65/Bbl WTI and $3.75/MMBtu Henry Hub). Chord plans to TIL115 – 135 gross operated wells (~80% working interest), with 30 – 40 gross operated TILs planned for 3Q25 (~70% working interest).
Highlights of Chord’s updated FY25 guidance include:
•Oil Volumes: Raised +500 Bopd to 153.0 MBopd at midpoint, driven by strong well performance and improved uptime;
•E&P and Other CapEx: Lowered -$20MM to $1.35B at midpoint; now -$50MM below original plan;
•LOE: Maintained at $9.60/Boe midpoint; -$0.30/Boe below original plan;

•Oil Differentials: Narrowed by $0.30/Bbl to reflect improved 2H25 market conditions;
•Cash Taxes: Lowered FY25 cash tax range to 3.5% – 6.5%% of Adjusted EBITDA (reflects 1H25 cash tax payments and 2H25 at $60/Bbl - $80/BBl WTI) reflecting our latest forecasts (previous guidance was 4% – 9% of Adjusted EBITDA); and
•Adjusted FCF: FY25 Adjusted FCF increasing ~$120MM (~20%) from original plan, driven by improved capital efficiency and lower operating costs (normalized $65/Bbl WTI and $3.75/MMBtu Henry Hub for both periods). See Chord’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations for additional information.
The following table presents select operational and financial guidance for the periods presented:

Metric	3Q25 Guidance	4Q25 Guidance	FY25 Guidance
Oil Volumes (MBopd)	153.5 – 157.5	143.5 – 148.5	151.8 – 154.1
NGL Volumes (MBblpd)	50.5 – 54.5	48.0 – 53.0	50.2 – 52.5
Natural Gas Volumes (MMcfpd)	430.0 – 442.0	422.0 – 440.0	423.1 – 430.7
Total Volumes (MBoepd)	275.7 – 285.7	261.8 – 274.8	272.5 – 278.3
E&P & Other CapEx ($MM)	$315 – $345	$295 – $325	$1,320 – $1,380
Oil Discount to WTI ($/Bbl)	$(1.75) – $0.25	$(2.40) – $(0.40)	$(2.15) – $(1.15)
NGL Realization (% of WTI)	5% – 15%	10% – 20%	11% – 16%
Natural Gas Realization (% of Henry Hub)	20% – 30%	30% – 40%	36% – 41%
LOE ($/Boe)	$8.70 – $9.70	$9.15 – $10.15	$9.35 – $9.85
Cash GPT ($/Boe)(1)	$2.65 – $3.15	$2.65 – $3.15	$2.80 – $3.05
Cash G&A ($MM)(1)	$20 – $25	$20 – $25	$90 – $100
Production Taxes (% of Oil, NGL and Natural Gas Sales)	8.3% – 8.8%	8.3% – 8.8%	7.6% – 7.8%
Cash Interest ($MM)(1)	$17 – $19	$17 – $19	$68 – $72
Cash Tax (% of Adjusted EBITDA)(2)	0% – 6%	3% – 10%	3.5% – 6.5%
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for more information.
(2)Cash Tax guidance reflects 2H25 WTI prices between $60/Bbl – $80/Bbl.
Select Operational and Financial Data:
The following table presents select operational and financial data for the periods presented:

	2Q25	1Q25	2Q24
Production data:
Crude oil (MBopd)	156.7	153.7	118.1
NGLs (MBblpd)	54.1	48.1	40.5
Natural gas (MMcfpd)(2)	425.9	414.5	291.5
Total production (MBoepd)	281.9	270.9	207.2
Percent crude oil	55.6%	56.7%	57.0%
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$61.62	$69.11	$78.89
Differential to NYMEX WTI ($/Bbl)	(2.15)	(2.30)	(1.71)
Crude oil, with realized derivatives ($/Bbl)	62.58	69.08	78.53
Crude oil realized derivatives (gain) loss ($MM)	(13.7)	0.4	(3.9)
NGL, without realized derivatives ($/Bbl)	5.80	14.18	9.99
NGL, with realized derivatives ($/Bbl)	5.80	14.18	9.99
Natural gas, without realized derivatives ($/Mcf)(2)	1.10	2.30	0.67
Natural gas, with realized derivatives ($/Mcf)	1.11	2.31	0.67
Natural gas realized derivatives (gain) loss ($MM)	(0.4)	(0.1)	—

	2Q25	1Q25	2Q24
Selected financial data ($MM):
Revenues:
Crude oil revenues	$878.9	$956.1	$848.1
NGL revenues	28.6	61.3	36.8
Natural gas revenues	42.8	85.9	17.8
Total oil, NGL and natural gas revenues	$950.3	$1,103.3	$902.7
Cash flows:
Net cash provided by operating activities:	$1,076.7	$656.9	$460.9
Non-GAAP financial measures(1):
Adjusted EBITDA	$547.2	$695.5	$567.9
Adjusted FCF	140.8	290.5	216.1
Adjusted Net Income Attributable to Common Stockholders	103.2	240.9	234.9
Select operating expenses:
LOE	$257.0	$233.1	$176.6
Gathering, processing and transportation expenses (“GPT”)	74.1	73.3	63.1
Production taxes	69.0	74.6	79.5
Depreciation, depletion and amortization	377.0	349.8	227.9
Total select operating expenses	$777.1	$730.8	$547.1
Earnings (loss) per share:
Basic earnings (loss) per share	$(6.71)	$3.67	$4.36
Diluted earnings (loss) per share	(6.77)	3.66	4.25
Adjusted diluted earnings per share (Non-GAAP)(1)	1.79	4.04	4.69
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)Marcellus natural gas volumes and realized natural gas price were 129.9 MMcfpd and $2.49/Mcf, respectively, in 2Q25.
Goodwill Impairment:
At June 30, 2025, the Company assessed its goodwill balance for impairment as a result of the decline in its market capitalization during the second quarter, which was impacted by a decline in crude oil and natural gas prices. As a result of this assessment, the Company recognized a non-cash impairment charge of $539.3 million within impairment and exploration expenses on the Condensed Consolidated Statements of Operations during the three and six months ended June 30, 2025 to reduce the carrying value of its goodwill to zero as of June 30, 2025.
Capital Expenditures:
The following table presents the Company’s capital expenditures (“CapEx”) by category for the periods presented (in millions):

	1Q25	2Q25	1H25
CapEx:
E&P	$354.8	$354.5	$709.3
Other	0.6	1.1	1.7
Total E&P and other CapEx	355.4	355.6	711.0
Capitalized interest	1.1	1.1	2.2
Acquisitions	17.9	8.3	26.2
Total CapEx	$374.4	$365.0	$739.4

Balance Sheet and Liquidity:
The following table presents key balance sheet data and liquidity metrics as of June 30, 2025 (in millions):

June 30, 2025
Revolving credit facility(1)	$2,000.0

Revolver borrowings	$180.0
Senior notes	750.0
Total debt	$930.0

Cash and cash equivalents	$40.5
Letters of credit	29.9
Liquidity	$1,830.6
___________________
(1)$2.75B borrowing base and $2.0B of elected commitments.

Contact:
Chord Energy Corporation
Bob Bakanauskas, VP, Investor Relations
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:

Date:	Thursday, August 7, 2025
Time:	10:00 a.m. Central
Live Webcast:	https://app.webinar.net/Q1jBz3bLb7k
To join the conference call by phone without operator assistance (including sell-side analysts wishing to ask a question), you may register and enter your phone number at https://emportal.ink/4k0K0dL to receive an instant automated call back and be immediately placed into the call.
You may also use the following dial-in information to join the conference call by phone with operator assistance:

Dial-in:	1-800-836-8184
Intl. Dial-in:	1-646-357-8785
Conference ID:	82050
A recording of the conference call will be available beginning at 1:00 p.m. Central on the day of the call and will be available until Thursday, August 14, 2025 by dialing:

Replay dial-in:	1-888-660-6345
Intl. replay:	1-646-517-4150
Replay access:	82050 #
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
Forward-Looking Statements and Cautionary Statements
Certain statements in this press release, other than statements of historical facts, that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding the benefits and synergies of the Enerplus combination, future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, financial condition, objectives, assumptions or future events or performance are forward-looking statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, production levels and reinvestment rates, anticipated financial and operating results and other guidance and the effects, benefits and synergies of the Enerplus combination. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil, NGL and natural gas prices, uncertainty regarding the future actions of foreign oil producers and the related impacts such actions have on the balance between the supply of and demand for crude oil, NGLs and natural gas, the actions taken by OPEC+ with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with supply limitations, changes in trade policies and regulations, including increases or change in duties, current and potentially new tariffs or quotas and other similar measures, as well as the potential impact of retaliatory tariffs and other actions, war between Russia and Ukraine, military conflicts in the Red Sea Region and war between Israel and Hamas and the potential for escalation of hostilities across the surrounding countries in the Middle East and their effect on commodity prices, changes in general economic and geopolitical conditions, including as a result of the change in administration in the federal government of the United States, inflation rates and the impact of associated monetary policy responses, including increased interest rates, the ultimate results of integrating the operations of Chord, the effects of the Enerplus combination on Chord, including Chord’s future financial condition, results of operations, strategy and plans, the ability of Chord to realize the anticipated benefits or synergies of the Enerplus combination in the timeframe expected or at all, developments in the global economy, as well as any public health crisis and resulting demand and supply for crude oil, NGLs and natural gas, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, the availability of midstream service providers, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in Chord’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets primarily in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Comparability of Financial Statements
The results reported for the three and six months ended June 30, 2025 reflect the consolidated results of Chord, including combined operations with Enerplus Corporation (“Enerplus”), while the results reported for the three and six months ended June 30, 2024 reflect the consolidated results of Chord, including the combined operations with Enerplus beginning on May 31, 2024, unless otherwise noted.

Chord Energy Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	June 30, 2025	December 31, 2024

ASSETS
Current assets
Cash and cash equivalents	$40,487	$36,950
Accounts receivable, net	1,279,056	1,298,973
Inventory	102,031	94,299
Prepaid expenses	17,874	30,875
Derivative instruments	82,069	35,944
Other current assets	2,168	82,077
Total current assets	1,523,685	1,579,118
Property, plant and equipment
Oil and gas properties (successful efforts method)	13,602,081	12,770,786
Other property and equipment	59,938	58,158
Less: accumulated depreciation, depletion and amortization	(2,851,535)	(2,142,775)
Total property, plant and equipment, net	10,810,484	10,686,169
Derivative instruments	7,962	5,629
Investment in unconsolidated affiliate	131,603	142,201
Long-term inventory	26,403	25,973
Operating right-of-use assets	23,846	38,004
Goodwill	—	530,616
Other assets	22,613	24,297
Total assets	$12,546,596	$13,032,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$74,043	$68,751
Revenues and production taxes payable	681,508	752,742
Accrued liabilities	760,652	732,296
Accrued interest payable	18,586	4,693
Derivative instruments	342	1,230
Advances from joint interest partners	2,715	2,434
Current operating lease liabilities	29,351	37,629
Other current liabilities	9,438	84,203
Total current liabilities	1,576,635	1,683,978
Long-term debt	918,901	842,600
Deferred tax liabilities	1,545,492	1,496,442
Asset retirement obligations	392,742	282,369
Derivative instruments	2,500	1,016
Operating lease liabilities	8,234	15,190
Other liabilities	5,868	8,150
Total liabilities	4,450,372	4,329,745
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 240,000,000 shares authorized, 67,146,139 shares issued and 57,649,136 shares outstanding at June 30, 2025; and 240,000,000 shares authorized, 66,967,779 shares issued and 60,070,893 shares outstanding at December 31, 2024	675	673
Treasury stock, at cost: 9,497,003 shares at June 30, 2025 and 6,896,886 shares at December 31, 2024	(1,210,171)	(936,157)
Additional paid-in capital	7,327,295	7,336,091
Retained earnings	1,978,425	2,301,655
Total stockholders’ equity	8,096,224	8,702,262
Total liabilities and stockholders’ equity	$12,546,596	$13,032,007

Chord Energy Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenues
Oil, NGL and gas revenues	$950,266	$902,667	$2,053,690	$1,650,829
Purchased oil and gas sales	230,294	358,013	341,916	695,111
Total revenues	1,180,560	1,260,680	2,395,606	2,345,940
Operating expenses
Lease operating expenses	256,966	176,647	490,040	335,853
Gathering, processing and transportation expenses	74,100	63,130	147,415	117,114
Purchased oil and gas expenses	231,745	356,356	343,113	692,118
Production taxes	68,965	79,522	143,607	143,433
Depreciation, depletion and amortization	376,997	227,928	726,806	396,822
General and administrative expenses	32,540	82,077	70,917	107,789
Impairment and exploration	541,940	1,485	543,923	7,639
Total operating expenses	1,583,253	987,145	2,465,821	1,800,768
Gain (loss) on sale of assets, net	(522)	15,486	4,993	16,788
Operating income (loss)	(403,215)	289,021	(65,222)	561,960
Other income (expense)
Net gain (loss) on derivative instruments	82,231	4,608	61,950	(22,969)
Net gain (loss) from investment in unconsolidated affiliate	(962)	5,862	(5,862)	22,158
Interest expense, net of capitalized interest	(18,788)	(12,208)	(34,606)	(19,800)
Loss on debt extinguishment	—	—	(3,494)	—
Other income	5,045	4,081	4,546	6,907
Total other income (expense), net	67,526	2,343	22,534	(13,704)
Income (loss) before income taxes	(335,689)	291,364	(42,688)	548,256
Income tax expense	(54,216)	(78,003)	(127,380)	(135,541)
Net income (loss)	$(389,905)	$213,361	$(170,068)	$412,715
Earnings (loss) per share:
Basic	$(6.71)	$4.36	$(2.89)	$9.12
Diluted	$(6.77)	$4.25	$(2.93)	$8.87
Weighted average shares outstanding:
Basic	57,786	48,665	58,420	45,048
Diluted	57,786	49,916	58,501	46,313

Chord Energy Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2025	2024

Cash flows from operating activities:
Net income (loss)	$(170,068)	$412,715
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	726,806	396,822
Loss on debt extinguishment	3,494	—
Gain on sale of assets	(4,993)	(16,788)
Impairment	539,318	3,919
Deferred income taxes	49,050	70,699
Net (gain) loss from investment in unconsolidated affiliate	5,862	(22,158)
Net (gain) loss on derivative instruments	(61,950)	22,969
Equity-based compensation expenses	12,997	10,130
Deferred financing costs amortization and other	(11,297)	7,343
Working capital and other changes:
Change in accounts receivable, net	4,479	(69,496)
Change in inventory	(5,738)	(5,557)
Change in prepaid expenses	5,463	17,262
Change in accounts payable, interest payable and accrued liabilities	(20,031)	3,065
Change in other assets and liabilities, net	3,311	36,649
Net cash provided by operating activities	1,076,703	867,574
Cash flows from investing activities:
Capital expenditures	(704,388)	(538,733)
Acquisitions	(26,191)	(645,971)
Proceeds from divestitures	6,921	20,876
Derivative settlements	14,090	(16,339)
Contingent consideration received	25,000	25,000
Distributions from investment in unconsolidated affiliate	6,786	4,591
Net cash used in investing activities	(677,782)	(1,150,576)
Cash flows from financing activities:
Proceeds from revolving credit facility	2,435,000	825,000
Principal payments on revolving credit facility	(2,700,000)	(250,000)
Repayment and discharge of senior notes	(401,432)	—
Issuance of senior notes	750,000	—
Deferred financing costs	(13,443)	—
Repurchases of common stock	(274,014)	(93,745)
Tax withholding on vesting of equity-based awards	(21,793)	(57,357)
Dividends paid	(168,846)	(281,681)
Payments on finance lease liabilities	(856)	(834)
Proceeds from warrants exercised	—	21,010
Net cash provided by (used in) financing activities	(395,384)	162,393
Increase (decrease) in cash and cash equivalents	3,537	(120,609)
Cash and cash equivalents:
Beginning of period	36,950	317,998
End of period	$40,487	$197,389

Supplemental non-cash transactions:
Change in accrued capital expenditures	$(3,950)	$24,389
Change in asset retirement obligations	100,632	3,476
Non-cash consideration exchanged in Merger	—	3,732,137
Dividends payable	973	19,502

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances and non-cash mark-to-market adjustments on transportation contracts accounted for as derivative instruments. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices, and without regard to the non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands)
GPT	$74,100	$63,130	$147,415	$117,114
Pipeline imbalances	(2,270)	(488)	(1,722)	(681)
Loss on derivative transportation contract(1)	—	(2,647)	—	(5,877)
Cash GPT	$71,830	$59,995	$145,693	$110,556
___________________
(1)The Company had a buy/sell transportation contract that qualified as a derivative. The changes in the fair value of this contract were recorded to GPT expense. As of June 30, 2024, the term of this contract expired.

Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to certain merger and acquisition activity, non-cash equity-based compensation expenses and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands)
General and administrative expenses	$32,540	$82,077	$70,917	$107,789
Merger costs(1)	(2,929)	(54,687)	(8,064)	(62,794)
Equity-based compensation expenses	(6,121)	(5,359)	(12,997)	(10,130)
Other non-cash adjustments	(1,790)	(199)	193	1,461
Cash G&A	$21,700	$21,832	$50,049	$36,326
___________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three and six months ended June 30, 2025 and 2024.
Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands)
Interest expense	$18,788	$12,208	$34,606	$19,800
Capitalized interest	1,109	1,158	2,188	1,867
Amortization of deferred financing costs	(1,255)	(1,366)	(2,526)	(2,258)
Cash Interest	$18,642	$12,000	$34,268	$19,409
Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses, impairment expenses, loss on debt extinguishment and other similar non-cash or non-recurring charges. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA less Cash Interest and E&P and other capital expenditures (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands)
Net income (loss)	$(389,905)	$213,361	$(170,068)	$412,715
Interest expense, net of capitalized interest	18,788	12,208	34,606	19,800
Loss on debt extinguishment	—	—	3,494	—
Income tax expense	54,216	78,003	127,380	135,541
Depreciation, depletion and amortization	376,997	227,928	726,806	396,822
Merger costs(1)	2,929	54,687	8,064	62,794
Impairment and exploration expenses(2)	541,940	1,485	543,923	7,639
(Gain) loss on sale of assets	522	(15,486)	(4,993)	(16,788)
Net (gain) loss on derivative instruments	(82,231)	(4,608)	(61,950)	22,969
Realized gain (loss) on commodity price derivative contracts	14,090	(3,896)	13,839	(5,257)
Net (gain) loss from investment in unconsolidated affiliate	962	(5,862)	5,862	(22,158)
Distributions from investment in unconsolidated affiliate	2,377	2,305	4,736	4,591
Equity-based compensation expenses	6,121	5,359	12,997	10,130
Other non-cash adjustments	420	2,455	(1,960)	3,919
Adjusted EBITDA	547,226	567,939	1,242,736	1,032,717
Cash interest	(18,642)	(12,000)	(34,268)	(19,409)
E&P and other capital expenditures	(355,589)	(314,311)	(711,028)	(572,059)
Cash taxes paid	(32,148)	(25,500)	(66,098)	(25,500)
Adjusted Free Cash Flow	$140,847	$216,128	$431,342	$415,749

Net cash provided by operating activities	$419,810	$460,875	$1,076,703	$867,574
Changes in working capital	49,725	8,229	12,516	18,078
Interest expense, net of capitalized interest	18,788	12,208	34,606	19,800
Current income tax expense	34,931	34,271	78,331	64,841
Merger costs(1)	2,929	54,687	8,064	62,794
Exploration expenses	2,623	1,485	4,605	3,720
Realized gain (loss) on commodity price derivative contracts	14,090	(3,896)	13,839	(5,257)
Distributions from investment in unconsolidated affiliate	2,377	2,305	4,736	4,591
Deferred financing costs amortization and other	1,533	(4,680)	11,296	(7,343)
Other non-cash adjustments	420	2,455	(1,960)	3,919
Adjusted EBITDA	547,226	567,939	1,242,736	1,032,717
Cash interest	(18,642)	(12,000)	(34,268)	(19,409)
E&P and other capital expenditures	(355,589)	(314,311)	(711,028)	(572,059)
Cash taxes paid	(32,148)	(25,500)	(66,098)	(25,500)
Adjusted Free Cash Flow	$140,847	$216,128	$431,342	$415,749
___________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three and six months ended June 30, 2025 and 2024.
(2)Includes non-cash goodwill impairment charge of $539.3 million for the three and six months ended June 30, 2025, as a result of the decline in the Company’s market capitalization during the second quarter.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted Net Income and Adjusted Diluted Earnings Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the Company’s investment in an unconsolidated affiliate, impairment, loss on debt extinguishment and other similar non-cash charges (2) merger costs and (3) the impact of taxes based on an estimated tax rate applicable to those adjusting items in the same period. Adjusted Net Income is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Per Share is calculated as (i) Adjusted Net Income (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income and the GAAP financial measure of diluted earnings per share to the non-GAAP financial measure of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(In thousands)
Net income (loss)	$(389,905)	$213,361	$(170,068)	$412,715
Net (gain) loss on derivative instruments	(82,231)	(4,608)	(61,950)	22,969
Realized gain (loss) on commodity price derivative contracts	14,090	(3,896)	13,839	(5,257)
Net (gain) loss from investment in unconsolidated affiliate	962	(5,862)	5,862	(22,158)
Distributions from investment in unconsolidated affiliate	2,377	2,305	4,736	4,591
Impairment(1)	539,317	—	539,318	3,919
Merger costs(2)	2,929	54,687	8,064	62,794
(Gain) loss on sale of assets, net	522	(15,486)	(4,993)	(16,788)
Amortization of deferred financing costs	1,255	1,366	2,526	2,258
Loss on debt extinguishment	—	—	3,494	—
Other non-cash adjustments	420	2,455	(1,960)	3,919
Tax impact(3)	14,032	(8,288)	7,140	(13,952)
Adjusted net income	103,768	236,034	346,008	455,010
Distributed and undistributed earnings allocated to participating securities	(614)	(1,121)	(1,436)	(1,494)
Adjusted net income attributable to common stockholders	$103,154	$234,913	$344,572	$453,516

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Diluted earnings (loss) per share	$(6.75)	$4.25	$(2.91)	$8.87
Net (gain) loss on derivative instruments	(1.42)	(0.09)	(1.06)	0.50
Realized gain (loss) on commodity price derivative contracts	0.24	(0.08)	0.24	(0.11)
Net (gain) loss from investment in unconsolidated affiliate	0.02	(0.12)	0.10	(0.48)
Distributions from investment in unconsolidated affiliate	0.04	0.05	0.08	0.10
Impairment(1)	9.33	—	9.22	0.08
Merger costs(2)	0.05	1.10	0.14	1.36
(Gain) loss on sale of assets, net	0.01	(0.31)	(0.09)	(0.36)
Amortization of deferred financing costs	0.02	0.03	0.04	0.05
Loss on debt extinguishment	—	—	0.06	—
Other non-cash adjustments	0.02	0.05	(0.03)	0.08
Tax impact(3)	0.24	(0.17)	0.12	(0.30)
Adjusted Diluted Earnings Per Share	1.80	4.71	5.91	9.79
Less: Distributed and undistributed earnings allocated to participating securities	(0.01)	(0.02)	(0.02)	(0.03)
Adjusted Diluted Earnings Per Share	$1.79	$4.69	$5.89	$9.76

Diluted weighted average shares outstanding (in thousands)	57,786	49,916	58,501	46,313

Tax rate applicable to adjustment items(2)	23.5%	26.8%	23.5%	24.7%
_____________________
(1)Includes non-cash goodwill impairment charge of $539.3 million for the three and six months ended June 30, 2025, as a result of the decline in the Company’s market capitalization during the second quarter.
(2)Includes costs directly attributable to the arrangement with Enerplus for the three and six months ended June 30, 2025 and 2024.
(3)The tax impact is computed by applying an estimated tax rate to the adjustments for certain non-cash and non-recurring items.